Earnings Supplement Q4 2022

2 Q4 2022 Financial Highlights Q4 2022 (1) See reconciliation of GAAP to non-GAAP financial measures on page 6 (2) Defined as Adj. EBITDA, minus CAPEX, +/- change in contract assets Q4 2021 Revenue $26.8 million $51.6 million Adj. EBITDA1 $8.5 million $36.6 million Adj. Operating Cash Flow2 $33.0 million $37.5 million Total Certs 34,550 42,639

3 2022 Financial Highlights FY 2022 (1) See reconciliation of GAAP to non-GAAP financial measures on page 6 (2) Defined as Adj. EBITDA, minus CAPEX, +/- change in contract assets FY 2021 Revenue $179.6 million $215.7 million Adj. EBITDA1 $105.7 million $155.0 million Adj. Operating Cash Flow2 $142.6 million $129.2 million Total Certs 165,211 171,697

4 Contract Asset and Profit Share Revenue Estimates Changes in Contract Asset and Profit Share Revenue Estimates attributable to Realized Portfolio Performance versus Prospective Changes in Assumptions Prospective Changes in Assumptions Realized Portfolio Performance $4.0 $7.8 $10.5 $9.5 $31.8 $2.9 $6.4 $2.6 ($1.1) $10.8 $1.1 $4.0 ($3.0) ($3.0) ($0.9) ($0.3) ($3.6) ($0.9) ($11.7) ($16.5) Q1-21 Q2-21 Q3-21 Q4-21 FY 2021 Q1-22 Q2-22 Q3-22 Q4-22 FY 2022 ($ in millions) $5.1 $11.8 $6.5$7.5 $30.9 $2.6 $2.8 $1.7 $(12.8) $(5.7)

Q4 2022 Key Performance Indicators

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Certs				
Credit Unions & Bank Certified Loans (Certs)	28,905	34,385	142,458	123,085
OEM Certs	5,645	8,254	22,753	48,612
Total Certs	**34,550**	**42,639**	**165,211**	**171,697**
Unit Economics				
Avg. Profit Share Revenue per Cert (1)	$ 546	$ 580	$ 579	$ 596
Avg. Program Fee Revenue per Cert	$ 530	$ 433	$ 488	$ 440
Originations				
Facilitated Loan Origination Volume *($ in '000s)*	$ 1,036,327	$ 1,112,835	$ 4,758,597	$ 4,331,508
Average Loan Size	$ 29,995	$ 26,099	28,803	25,228
Channel Overview				
New Vehicle Certs as a % of Total	15.4%	6.4%	10.4%	11.9%
Used Vehicle Certs as a % of Total	84.7%	93.6%	89.7%	88.1%
Indirect Certs as a % of Total	66.5%	50.2%	54.1%	59.7%
Direct Certs as a % of Total	19.2%	15.4%	16.5%	15.8%
Refinance Certs as % of Total	14.4%	34.4%	29.4%	24.5%

(1) Represents average profit share revenue per certified loan originated in the period, excluding the impact of profit share revenue recognized in the period associated with historical vintages. The profit share revenue impact related to change in estimates of historical vintages was ($12.8) million and $6.5 million, for the three months ended December 31, 2022 and 2021, respectively, and ($5.7) million and $30.9 million, for the years ended December 31, 2022 and 2021, respectively.

5

6 Q4 2022 Financial Update ($ in '000s) 2022 2021 2022 2021 Revenue Profit share 6,066$ 31,196$ 90,056$ 133,215$ Program fees 18,309 18,484 80,611 75,630 Claims administration and other service fees 2,446 1,950 8,927 6,810 Total revenue 26,821 51,630 179,594 215,655 Cost of services 4,896 4,739 19,968 18,621 Gross profit 21,925 46,891 159,626 197,034 Operating expenses General and administrative 11,165 6,603 35,950 30,393 Selling and marketing 4,148 3,341 17,856 12,000 Research and development 1,839 1,720 8,205 4,352 Total operating expenses 17,152 11,664 62,011 46,745 Operating income 4,773 35,227 97,615 150,289 Interest expense (2,297) (489) (5,832) (5,859) Interest income 1,627 36 1,995 213 Gain on extinguishment of tax receivable agreement (1) - - - 55,422 Loss on extinguishment of debt (2) - - - (8,778) Other income (expense) 1 11 (238) (119) Income before income taxes 4,104 34,785 93,540 191,168 Income tax expense 8,293 6,945 26,920 45,086 Net income (loss) (4,189)$ 27,840$ 66,620$ 146,082$ Three Months Ended December 31, (1) Reflects the gain recognized as a result of the early termination and settlement of the tax receivable agreement. (2) Reflects unamortized deferred financing costs that were written off in connection with the refinancing of our prior term loan in March 2021. Year Ended December 31,

7 Reconciliation of GAAP to Non-GAAP Financial Measures

8 Total Current Share Count Shares In millions Total Shares Outstanding February 23, 2023 123,687 Treasury Shares 4,511 Total Shares Issued 128,198